July 30, 2002


Texas  Commercial  Resources,  Inc.
7500  San  Felipe,  Suite  475
Houston,  Texas  77063

Gentlemen:

     We have acted as counsel for Texas Commercial Resources, inc., a Texas corporation (the "Company"), in connection with the filing of the Registration Statement on Form SB-2 with respect to the registration of 2,060,000 shares (the "Shares") of the common stock, $0.001 par value (the "Common Stock"), of the Company.

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction, of the following:

     (a)     the  Articles  of  Incorporation  of  the  Company  as  amended;

     (b)     the  By-laws  of  the  Company  as  amended;

     (c) the Registration Statement on Form SB-2 of the Company, including the related prospectus and other attachments, filed with the Securities and Exchange Commission to register the Shares under the Securities Act of 1933 (the "Registration Statement").

     We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation or prerequisites to the effectiveness thereof.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;


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Texas Commercial Resources, Inc.
July 29, 2002
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     (ii)     the  authorized  capital  of  the  Company consists of 100,000,000 shares of Common Stock, of which, as of March 31, 200, 9,081,400 shares are issued and outstanding and 20,000,000 shares of preferred stock, $1.00 par value, of which as of March 31, 2002, no shares are issued and outstanding; and

     (iii) the Shares registered under the Registration Statement are duly authorized, and if and when issued by the Company, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the Statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                          Very  truly  yours,

                                          Thompson & Knight, LLP


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